UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of Earliest Event Reported): April 24, 2013

REXNORD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35475	20-5197013
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4701 West Greenfield Avenue, Milwaukee, Wisconsin		53214
(Address of Principal Executive Offices)		(Zip Code)

(414) 643-3739
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
On April 24, 2013, certain of Rexnord Corporation's subsidiaries, Chase Acquisition I, Inc., RBS Global, Inc. and Rexnord LLC, entered into an Incremental Assumption Agreement (the "Incremental Assumption Agreement") with Credit Suisse AG, as administrative agent and refinancing term lender, relating to the Second Amended and Restated Credit Agreement dated as of March 15, 2012 as amended pursuant to the Incremental Assumption Agreement dated as of October 4, 2012 (the "Second Restated Credit Agreement"), among Chase Acquisition I, Inc., RBS Global, Inc. and Rexnord LLC, the lenders from time to time party thereto and Credit Suisse AG, as administrative agent.
The Incremental Assumption Agreement modifies certain terms of the term loan facility under the Second Restated Credit Agreement. It reduces the interest rates applicable to borrowings under such facility by seventy-five (75) basis points per annum, effectively resulting in a current interest rate of 3.75%, determined as the LIBO rate (subject to a 1.00% floor) plus 2.75%. It also resets a 1.00% penalty on certain prepayments occurring on or prior to October 24, 2013. On April 24, 2013, as a condition precedent to the effectiveness of the Incremental Assumption Agreement, Rexnord made a $150.0 million prepayment of the term loan facility, thereby reducing the outstanding principal amount of such facility to $788.2 million. Other material terms of the Second Restated Credit Agreement remain unchanged.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Incremental Assumption Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.03.    Creation of a Direct Financial Obligation.
The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.
Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description	Filed Herewith
10.1
Incremental Assumption Agreement dated as of April 24, 2013, relating to the Second Amended and Restated Credit Agreement dated as of March 15, 2012 as amended pursuant to the Incremental Assumption Agreement dated as of October 4, 2012, among Chase Acquisition I, Inc., RBS Global, Inc., Rexnord LLC, the lenders party thereto from time to time and Credit Suisse AG, as administrative agent.
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SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, Rexnord Corporation has caused this report to be signed on its behalf by the undersigned thereunto authorized this 26th day of April, 2013.

REXNORD CORPORATION

BY:	/S/ Mark W. Peterson
Mark W. Peterson
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Filed Herewith
10.1
Incremental Assumption Agreement dated as of April 24, 2013, relating to the Second Amended and Restated Credit Agreement dated as of March 15, 2012 as amended pursuant to the Incremental Assumption Agreement dated as of October 4, 2012, among Chase Acquisition I, Inc., RBS Global, Inc., Rexnord LLC, the lenders party thereto from time to time and Credit Suisse AG, as administrative agent.
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